EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consensus Cloud Solutions, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260130) of Consensus Cloud Solutions, Inc. of our report dated April 15, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

April 15, 2022